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                                                                     EXHIBIT 5.1


March 5, 1998

Sola International Inc.
2420 Sand Hill Road, Suite 200
Menlo Park, California 94025


Ladies and Gentlemen:

          We are acting as counsel to Sola International Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-45929) (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering $250,000,000 aggregate issue amount of (i) Common Stock, par value $0.01 per share (the "Common Stock") and
(ii) debt securities (the "Debt Securities"), in each case to be issued from time to time by the Company. All capitalized terms used herein that are defined in, or by reference in, the Registration Statement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of all such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

          In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all
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Sola International Inc.                -2-                      March 5 1998


requisite action (corporate or otherwise), executed and delivered by such parties, that such agreements or instruments are the valid, binding and enforceable obligations of such parties, and that such parties will comply with all obligations thereunder and laws applicable thereto. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.

          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that: (i) in the case of the Common Stock, when the Registration Statement has become effective under the Securities Act, the terms of the Common Stock and their issue and sale have been duly approved by the Board of Directors of the Company in conformity with the Company's Amended and Restated Certificate of Incorporation and when issued and delivered against payment therefor for an amount in excess of the par value thereof and in accordance with the applicable underwriting agreement or other agreement, will be validly issued, fully paid and non-assessable; and (ii) in the case of the Debt Securities, when the Registration Statement has become effective under the Securities Act, the terms of the Debt Securities and their issue and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company and the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company, subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (y) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law.

          We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Debt Securities or the Indenture providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than the currency of the United States of America is contrary to applicable law. In this connection, we note that, as of the date of this opinion, in the case of a Debt Security denominated in foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted
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Sola International Inc.                -3-                      March 5 1998

into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          The opinions expressed herein are limited to the laws of the State of New York and, to the extent relevant to the opinion expressed above, the General Corporation Law of the State of Delaware, as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus and the caption "Legal Matters" in any Prospectus Supplement forming a part of the Registration Statement to the extent that a "Legal Matters" section is included in such Prospectus or Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

          The opinion expressed herein is solely for your benefit in connection with the Registration Statement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without prior written consent.

                                        Very truly yours,

                                FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                                By: /s/ Frederick H. Fogel
                                   ---------------------------------------
                                          Frederick H. Fogel